Exhibit No. 4.3


 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF UNLESS REGISTERED, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE, UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                     DIAL-THRU INTERNATIONAL CORPORATION

                        COMMON STOCK PURCHASE WARRANT


 Number of Common Shares:   30,000
                                             Holder Allen Sciarillo
 Purchase Price:  $0.16

 Expiration Date: 7/21/2010


      Dial-Thru International Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, Allen Sciarillo (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time prior to July 21, 2010 (the "Exercise Period"), at the Purchase Price hereinafter set forth, thirty thousand (30,000) fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. This Warrant has been issued in connection with the granting by the Holder to the Company of an extension for the repayment of that certain 10% Convertible Note dated as of October 25, 2001 made by the Company in favor of the Holder.

      The purchase price per share of Common Stock issuable upon exercise of this Warrant (the "Purchase Price") shall initially be $0.16; provided, however, that the Purchase Price shall be adjusted from time to time as provided herein.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

           (a)  The  term  "Company"   shall  mean  Dial-Thru   International
 Corporation and any entity that shall succeed or assume the obligations of such corporation hereunder.

           (b) The term "Common Stock" means the Company's common stock, $.001 par value per share.

           (c) The term "Warrant Shares" means as of any date during the Exercise Period, that number of shares of Common Stock set forth at the beginning of this Warrant less the number of shares previously purchased by the holder pursuant to the terms of this Warrant.

   1.  Representations and  Warranties of the  Company of the  Company.   The
 Company hereby represents and warrants to the Holder that the following statements are true and correct as of the date of this Warrant.

      1.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

      1.2 Corporate Power and Authority. The Company has the corporate power and authority to execute, deliver and perform this Warrant and to issue and deliver the shares of the common stock issuable upon exercise of this Warrant (the "Issuable Stock").

      1.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Conversion Stock has been taken. This Warrant has been duly and validly executed by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and by the possible unavailability of specific performance, injunctive relief, or other equitable remedies.

   2. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that the following statements are true and correct as of the date of this Warrant.

      2.1 Disclosure; Investment Experience. The Holder has read and understands this Warrant. The Holder fully accepts sole responsibility for making the Holder's own determination of the merits and risks of an investment in the Company and shall have full and sole responsibility to conduct due diligence and an investigation of the investment and the Company. The Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating and making an informed investment decision with respect to the merits and risks of an investment in this Warrant. The Holder has received all of the information the Holder considers necessary or appropriate for deciding whether to purchase this Warrant. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the business, properties, prospects and financial condition of the Company. The Holder, in arriving at a decision to invest in this Warrant, has not relied upon, and will not rely upon, any statement made by any person or entity other than the Company.

      2.2 Purchase For Own Account. This Warrant is being acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing all or any portion of this Warrant or the Issuable Stock. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to this Warrant or the Issuable Stock.

      2.3 Accredited Investor Status. The Holder is an "Accredited Investor" as defined in Regulation D under the Securities Act because the Holder is either:

           (i) a natural person whose current net worth (equal to the excess of his or her total assets at fair market value over his or her total liabilities) or joint net worth with his or her spouse exceeds $1,000,000;

           (ii) a natural person who had an individual income (excluding any such income of your spouse) in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in each of those years in excess of $300,000 and who has a reasonable expectation of reaching the same income level in the current year;

           (iii) a partnership, not formed for the specific purpose of acquiring this Warrant, with total assets in excess of $5,000,000;

           (iv) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring this Warrant, whose purchase is directed by a "sophisticated person" as defined in Regulation D under the Securities Act;

           (v) an entity in which all of the equity owners are accredited investors; or
           (vi) a director or executive officer of the Company.

      2.4  Domicile.  The Holder is located  and domiciled within the  United
   States.

      2.5 Power and Authority. The Holder has full power and authority to make the representations referred to herein and to purchase this Warrant.

      2.6 Reliance. The Holder understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of this Warrant under the Securities Act, under the securities laws of all applicable states and for other purposes.

      3.   Vesting and Exercise of Warrant; Resale Restrictions.

       3.1. Vesting. Holder's right to purchase the Warrant Shares shall be fully vested on the date of this Agreement.

       3.2 Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period for up to, but not more than, the number of vested Warrant Shares at such time, by the Holder hereof by delivery to the Company at its principal office of (i) a notice of exercise (a "Notice of Exercise") substantially in the form attached hereto as Exhibit A, (ii) evidence satisfactory to the Company of the authority of the person executing such Notice of Exercise, (iii) this Warrant, and (iv) payment of the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "Exercise Price"). Payment of the Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to the account of the Company. The shares so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price and the other documents referred to herein (the "Exercise Date").

   4. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder a certificate for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to
 Section 1 or otherwise.

   5. Adjustments on Certain Capital Transactions. On the occurrence of any of the following events, the following adjustments to the rights granted under this Warrant shall be made:

          5.1. In case the number of outstanding shares of Common Stock shall be increased by way of a stock dividend, stock split, recapitalization, or other similar means, the number of unexercised shares of Common Stock covered by this Warrant shall be increased by the amount that a like number of shares of outstanding Common Stock shall have been increased as a result of such stock increase and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock increase by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock increase and the denominator of which shall be the number of unexercised shares of Common Stock covered by this Warrant as adjusted for such stock increase.

           5.2. In case the number of outstanding shares of Common Stock of the Company shall be reduced by recapitalization, reverse stock split or otherwise, the number of unexercised shares covered by this Warrant shall be reduced by the amount that a like number of shares of outstanding Common
 Stock shall have been reduced as a result of such stock reduction and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock reduction by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock reduction and the denominator of which shall be the number of unexercised shares covered by this Warrant as adjusted for such stock reduction.

           5.3. In case the Company shall consolidate with or merge into another corporation, the holder of this Warrant will thereafter receive, upon the exercise thereof in accordance with the terms of this Warrant, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have been entitled upon such consolidation or merger ("Other Securities") and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

   6. Rights as a Shareholder. Holder shall not have any rights as a shareholder of the Company with respect to the shares subject to this Warrant.

   7. Securities Law Requirements. Neither this Warrant nor the Issuable Shares have been registered under the Act or any state securities or blue sky laws. Accordingly, upon (a) any transfer of this Warrant, any transferee of this Warrant or (b) the exercise of this Warrant in whole or in part, and if the Issuable Shares have not been registered under the Act, Holder or any other person exercising this Warrant shall, as applicable, represent and agree in writing satisfactory to the Company that Holder or such other person (a) is acquiring the securities for the purpose of investment and not with a view to distribution thereof, (b) knows the securities have not been registered under the Act or any state securities or blue sky laws, (c) understands that he must bear the economic risk of said investment for an indefinite period of time until the shares are registered under the Act and applicable state securities or blue sky laws or an exemption from such registration is available, and (d) will not solicit any offer to sell or sell all or any portion of the securities other than pursuant to an opinion of counsel reasonably satisfactory to the Company.

   8. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

   9. Registration Rights. The Company is obligated to register the shares of Common Stock issuable upon the exercise of this Warrant in accordance with the terms of the Registration Rights Agreement, dated as of October 25, 2001 by and among the Company and the Initial Holders of the 10% Convertible Notes (as such terms are defined in such agreement).

   10. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

   11. Notices, etc. All notices and other communications hereunder shall be personally delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, to such address or facsimile numbers set forth below or as have been furnished to one party by the other in writing.

   12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

 DATED as of July 21, 2005.


                               DIAL-THRU INTERNATIONAL CORPORATION

                               By:    _____________________________
                               Name:  _____________________________
                               Title: _____________________________


                               HOLDER: ___________________________
                               Name:   ___________________________
                               Title:  ___________________________

                                  EXHIBIT A

                     FORM OF NOTICE OF EXERCISE - WARRANT
               (To be executed only upon exercise or conversion
                     of the Warrant in whole or in part)

 To _____________________________________

      The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, ______________ shares of Common Stock (as defined in such Warrant) and herewith makes payment therefore of $__________ as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of issued in the name of, and delivered to, ________________________________whose address is ______________________.


 Dated: ___________________        _________________________________________
                                   (Name must conform to name of holder as
                                   specified on the face of the Warrant)


                                   By:    __________________________________
                                   Name:  __________________________________
                                   Title: __________________________________

                                   Address of holder: ______________________

                                   _________________________________________

                                   _________________________________________


 Date of exercise: ____________________________________

 Insert the number of shares of Common Stock as to which the accompanying Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the holder surrendering the same.